Exhibit 99.06
Southern Company
Kilowatt-Hour Sales
(In Millions of KWHs)

	Three Months Ended June				Year-to-Date June
				Weather				Weather
				Adjusted				Adjusted
As Reported (See Notes)	2011	2010	Change	Change	2011	2010	Change	Change
Kilowatt-Hour Sales-
Total Sales	48,393	47,826	1.2%		93,198	96,285	-3.2%

Total Retail Sales-	40,329	39,676	1.6%	1.5%	78,549	79,446	-1.1%	1.5%
Residential	12,996	12,711	2.2%	1.2%	26,215	27,840	-5.8%	0.1%
Commercial	13,938	13,992	-0.4%	0.0%	26,272	26,743	-1.8%	-0.4%
Industrial	13,160	12,739	3.3%	3.5%	25,590	24,389	4.9%	4.9%
Other	235	234	0.3%	0.1%	472	474	-0.5%	-0.6%

Total Wholesale Sales	8,064	8,150	-1.1%	N/A	14,649	16,839	-13.0%	N/A

Notes
-	Certain prior year data has been reclassified to conform with current year presentation.

-	Information contained in this report is subject to audit and adjustments. Certain classifications and rounding may be different from final results published in the Form 10-Q.